SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ------------------


                                  FORM 8 - K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                           Date of Report: May 7, 1998
                        (Date of earliest event reported)

                                  SofTech, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

     Massachusetts                    0-10665                  #04-2453033
     -------------                    -------                  -----------
 (State or other jurisdic-           (Commission             (IRS  Employer
  tion of Incorporation or           file number)        Identification Number)
       organization

            4695 44th Street SE, Suite B-130, Grand Rapids, MI 49512
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (616) 957-2330
                                 --------------
              (Registrant's telephone number, including area code)

Item 7 is amended in its entirety as follows:

Item 7. Financial Statements and Exhibits

Item 7(a):  Financial Statements of Business Acquired.

The financial statements of the business acquired which are included herein are summarized as follows:

     - The audited balance sheets of the Adra Systems business (consisting of Adra Systems, Inc., Adra Systems, GmbH, and the Adra Division of MatrixOne, SARL, the businesses acquired) as of April 30, 1998 and June 28, 1997 and the statements of operations and investment of parent and cash flows for the ten month period ended April 30, 1998 and the year ended June 28, 1997;

                         Report of Independent Auditors

The Board of Directors and Shareholders of MatrixOne, Inc.:

     We have audited the accompanying balance sheets of the Adra Systems business of MatrixOne Inc., as of April 30, 1998 and June 28, 1997 and the statements of operations and investment of parent and cash flows for the ten month period and year then ended, respectively. These financial statements are the responsibility of Adra's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Adra Systems business of MatrixOne, Inc., as of April 30, 1998 and June 28, 1997, and the results of its operations and its cash flows for the ten month period and year then ended, respectively, in conformity with generally accepted accounting principles.

                                                        /s/ ERNST & YOUNG L.L.P.

Grand Rapids, Michigan
July 16, 1998

                                  ADRA SYSTEMS
                                 BALANCE SHEETS
                     AS OF APRIL 30, 1998 AND JUNE 28, 1997


(in thousands)                                              1998         1997
                                                          --------      -------

Assets:

Current Assets:
Accounts receivable (less allowance of $ 252
and $ 154 in 1998 and 1997, respectively)                  $ 3,548      $ 4,130
Prepaid expenses and other assets                               49          129
Deferred income taxes                                          963        1,029
                                                           -------      -------

Total Current Assets                                         4,560        5,288
                                                           -------      -------

Property and equipment, at cost                              1,432        1,132
Less:  Accumulated depreciation                               (707)        (526)
                                                           -------      -------
Property and equipment, net                                    725          606
Deferred income taxes                                        1,657        1,781
Other long term assets                                          16           26
                                                           -------      -------

                                                           $ 6,958      $ 7,701
                                                           =======      =======


Liabilities and Investment of Parent Company:
Current Liabilities:
Accounts payable                                           $   698      $   379
Accrued expenses                                               794          425
Deferred revenue                                             2,124        2,233
Income taxes payable                                           761          845
                                                           -------      -------

Total Current Liabilities                                    4,377        3,882
                                                           -------      -------

Investment of parent company                                 2,581        3,819
                                                           -------      -------

                                                           $ 6,958      $ 7,701
                                                           =======      =======




                See the accompanying notes which are an integral
                      part of these financial statements.

                                  ADRA SYSTEMS
      STATEMENTS OF OPERATIONS AND CHANGES IN INVESTMENT OF PARENT COMPANY
 FOR THE TEN MONTH PERIOD ENDED APRIL 30, 1998 AND THE YEAR ENDED JUNE 28, 1997



(in thousands)                                              1998         1997
                                                          --------     --------
Revenues:
     Software licenses                                    $  6,698     $  8,655
     Service                                                 5,736        7,290
                                                          --------     --------

Total Revenue                                               12,434       15,945
                                                          --------     --------

Cost of Sales:
     Software licenses                                         664        1,115
     Service                                                 1,613        2,068
                                                          --------     --------
Total Cost of Sales                                          2,277        3,183
                                                          --------     --------

Gross Margin                                                10,157       12,762

Operating expenses:
  Research and development expenses                          2,454        2,870
  Sales and marketing                                        3,476        6,172
  General and administrative                                 1,701        1,068
  Other                                                        106           --
                                                          --------     --------
Total Operating Expenses                                     7,737       10,110
                                                          --------     --------

Income from Operations                                       2,420        2,652

Provision for income taxes                                     951        1,042
                                                          --------     --------
Net Income                                                   1,469        1,610

Reduction in Investment of Parent Company                   (2,707)      (3,668)

Investment of Parent Company - Beginning of Period           3,819        5,877
                                                          --------     --------

Investment of Parent Company - End of Period              $  2,581     $  3,819
                                                          ========     ========



                See the accompanying notes which are an integral
                       part of these financial statements.

                                  ADRA SYSTEMS
                            STATEMENTS OF CASH FLOWS
 FOR THE TEN MONTH PERIOD ENDED APRIL 30, 1998 AND THE YEAR ENDED JUNE 28, 1997



(in thousands)                                               1998         1997
                                                           --------     --------
Cash Flows from Operating Activities:
   Net income                                              $ 1,469      $ 1,610
   Adjustments to reconcile net income to
   net cash provided by operating activities:
      Depreciation expense                                     182          148
      Deferred income taxes                                    190          197
      Changes in operating assets and liabilites:
         Accounts receivable                                   582        1,470
         Prepaids and other assets                              80           21
         Accounts payable                                      319         (121)
         Accrued expenses                                      369         (151)
         Deferred revenue                                     (109)        (117)
         Income taxes payable                                  (84)         845
                                                           -------      -------

   Total Adjustments                                         1,529        2,292
                                                           -------      -------

Net cash provided by operating activities                    2,998        3,902
                                                           -------      -------


Cash Flows used in Investing Activities:
   Purchase of equipment, net                                 (301)        (254)
   Decrease in other long term assets                           10           20
                                                           -------      -------
Net cash used by investing activities                         (291)        (234)
                                                           -------      -------


Cash Flows used in Financing Activities:
Distributions to parent company                             (2,707)      (3,668)
                                                           -------      -------

Net increase (decrease) in cash                                 --           --
                                                           -------      -------
Cash at the Beginning of the Period                             --           --
Cash at the End of the Period                              $    --        $  --
                                                           =======      =======



                See the accompanying notes which are an integral
                       part of these financial statements.

                                  ADRA SYSTEMS

NOTES TO FINANCIAL STATEMENTS

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF THE BUSINESS:

Adra Systems (ADRA) represents the Adra Systems business of MatrixOne, Inc. which includes Adra Systems, Inc., Adra Systems, GmbH and the Adra Division of MatrixOne, SARL, all of which are wholly owned subsidiaries of MatrixOne, Inc. (MatrixOne). ADRA is engaged in the development, licensing and integration of design and manufacturing automation software. ADRA sells its products both directly and through a network of domestic and international resellers.

BASIS OF PRESENTATION:

The accompanying financial statements present ADRA's results of operations and cash flows and its financial position as it operated as part of MatrixOne, Inc. The financial statements for the ten month period ended April 30, 1998 and the fiscal year ended June 28, 1997 include an allocation of certain corporate expenses associated with MatrixOne's financing of ADRA's working capital needs and certain operating expenses as discussed in Note F. As a result, the financial statements presented may not be indicative of the results that would have been achieved had ADRA operated as a non-affiliated, independent entity.

PRINCIPLES OF COMBINATION:

The financial statements presented include the accounts of ADRA and its operations in the United States and Germany. All significant intercompany accounts and transactions have been eliminated in combining the financial statements of the three ADRA subsidiaries of MatrixOne.

INDUSTRY SEGMENT AND SIGNIFICANT CUSTOMERS:

The Company operates in one industry segment and is engaged in the development, sale and post sale support of off-the-shelf software for computer applications. No single customer accounted for more than 10% of the Company's revenue. Geographic segment information is presented in Note E.

CASH:

MatrixOne has funded all of ADRA's operations to date through its corporate cash balances. Accordingly, no current cash balances are presented in the accompanying financial statements.

PROPERTY AND EQUIPMENT:

Property and equipment, consisting primarily of computer equipment, and office furniture and fixtures are stated at cost and are depreciated on a straight line basis over the estimated useful lives of the assets ranging from two to five years. Maintenance and repairs are charged to expense as incurred.

INCOME TAXES:

All of the Company's operations are included in the MatrixOne consolidated federal income tax return. The income taxes for the Company reported in the accompanying financial statements have been determined on a stand alone or separate return basis as required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under SFAS No. 109 deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

REVENUE RECOGNITION:

ADRA accounts for software license and service revenue in accordance with SOP 91-1. Software license revenue is recognized upon delivery, provided that there are no significant obligations remaining and collectibility of the revenue is probable. Service revenue from customer maintenance fees for post-contract support is recognized ratably over the maintenance term, which is typically 12 months. Other service revenue from training, installation and consulting is recognized as the related service is performed. Deferred revenue represents payments received by Adra in advance of product delivery or service performance. Effective July 1, 1998, ADRA is required to adopt SOP 97-2, "Software Revenue Recognition." The effect of adoption is not expected to be significant.

SOFTWARE DEVELOPMENT COSTS:

In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," certain software development costs are capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgement by management with respect to certain external factors, including but not limited to anticipated future gross revenues, estimated economic life and changes in software and hardware technology. No software development costs were capitalized in 1998 and 1997.

MANAGEMENT'S USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION:

The functional currency of ADRA's foreign operations (France and Germany) is the local currency. As a result, assets and liabilities are translated at period-end exchange rates and revenues and expenses are translated at the average rates. Foreign currency gains and losses arising from transactions are included in operations, but were not significant in fiscal 1998 or 1997. Translation gains and losses were not significant in 1998 or 1997 and are recorded in investment of parent company.

B.   INCOME TAXES

The provision for income taxes includes the following:

For the ten month period and year ended
          (in thousands)                               April 30,        June 28,
                                                         1998             1997
                                                         -----            ----
Current:
     U.S. Federal                                       $  447            $  484
     Foreign                                               158               189
     State and local                                       156               172
                                                        ------            ------
                                                           761               845
Deferred                                                   190               197
                                                        ------            ------
                                                        $  951            $1,042
                                                        ======            ======

Reconciliation of the federal statutory rates to the effective tax rates were as follows:


For the ten-month period and year ended:                 April 30,      June 28,
                                                           1998           1997
                                                         -------         ------

Statutory rate                                               34%             34%
State and local taxes                                         5               5
                                                         -------         ------

Effective tax rates                                          39%             39%
                                                         =======         ======

Deferred tax assets were comprised of the following (in thousands):

                                                        April 30,       June 28,
                                                          1998            1997
                                                          ----            ----

Software development costs                               $1,657           $1,781
Deferred revenue                                            835              877
Other                                                       128              152
                                                         ------           ------
                                                         $2,620           $2,810
                                                         ======           ======


C.   COMMITMENTS:

ADRA leases its office facilities under various operating leases that expire through fiscal 2001. Aggregate rental expense under operating leases was approximately $18,000 for the ten months ended April 30, 1998. Rental expense in 1997 was not significant.

At April 30, 1998, minimum annual rental commitments under non-cancelable operating leases were as follows (in thousands):

Fiscal Year Ending June 30,

1998 (Two Months)            $ 13
1999                           80
2000                           58
2001                           34
                             ----
                             $185
                             ====

D.   STOCK OPTIONS:

Certain employees of ADRA participated in MatrixOne's stock option plans. Stock options are granted at fixed exercise prices that are equal to fair value and are accounted for under APB No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recognized related to stock options in the financial statements. Had compensation cost been determined based on the fair value of the stock options at the grant date under Statement 123, "Accounting for Stock-based Compensation," the effect on reported net income would not have been material.

E.   GEOGRAPHIC INFORMATION:

Information regarding geographic areas is as follows:

                                           United
                                           States    Germany   France   Total
                                           ------    -------   ------   -----
Ten months ended April 30, 1998:
     Sales to unaffiliated customers       $ 9,648   $ 2,118   $ 668   $12,434
     Income from operations                $ 1,787   $   137   $ 496   $ 2,420
     Identifiable assets                   $ 5,623   $   819   $ 516   $ 6,958

Year ended June 28, 1997:
     Sales to unaffiliated customers       $12,901   $ 2,227   $ 817   $15,945
     Income from operations                $ 1,907   $   138   $ 607   $ 2,652
     Identifiable assets                   $ 6,957   $   667   $ 275   $ 7,701

F.  ALLOCATIONS FROM MATRIXONE:

Prior to July 1, 1997, operating expenses of MatrixOne and ADRA were accounted for on a combined basis. Effective July 1, 1997, operating expenses directly attributable to MatrixOne and ADRA were accounted for separately with certain common administrative support services allocated between the two businesses. Expenses totaling $1,371 in 1998 and $10,110 in 1997 have been allocated to ADRA using formulas which management believes are reasonable based upon ADRA's proportionate use of such services or incurrance of such expenses. All other costs directly attributable to ADRA are reported directly in ADRA's statements of operations and have been paid by MatrixOne on behalf of ADRA.

G.  SUBSEQUENT EVENT:

On May 7, 1998, MatrixOne, Inc. completed the sale of the business and substantially all of the net assets of the ADRA business to SofTech, Inc., a public company that is one of the largest engineering through manufacturing service and product providers.

SofTech acquired substantially all of the assets except for cash of ADRA, which was an immaterial amount as of the transaction date. The purchase price for the acquired assets was $11,400,000 in cash and short term note (excluding fees and expenses of $560,000). In addition, there is contingent consideration of a maximum of $2,200,000, 50% of which is payable in November, 1998 and 50% in May, 1999 if certain license revenue targets are met.

Item 7(b)  Proforma Financial Information.

                       INTRODUCTION TO PRO FORMA COMBINED
                   CONDENSED FINANCIAL INFORMATION (Unaudited)

     The Pro Forma Combined Condensed Income Statements for the year ended May 31, 1997 and for the nine months ended February 28, 1998 present the combined results of the continuing operations of SofTech, Inc. (the "Company") and the Adra Systems business of MatrixOne, Inc. ("ADRA") assuming the acquisition had been consummated as of the beginning of the periods indicated. ADRA's operations are combined using its fiscal year ended June 28, 1997 and the nine months ended March 31, 1998. The Pro Forma Combined Condensed Balance Sheet as of February 28, 1998 present the combined financial position of the Company at that date and Adra as of April 30, 1998, assuming the acquisition was consummated on the balance sheet date.

     The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisitions had been consummated on the dates indicated. The pro forma information does not purport to be indicative of the results of operations or financial positions which may result in the future.

     The pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company's management. Certain of the most significant assumptions are set forth under the Notes to Pro Forma Combined Condensed Financial Statements.

     The pro forma financial information should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 1997 Annual Report on Form 10-K.

                                                   SOFTECH, INC. AND SUBSIDIARIES
                                            PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                                                   FOR THE YEAR ENDED MAY 31, 1997


For the twelve month period ended:
(in thousands, except per share data)
                                                            SofTech             ADRA                          Pro Forma
                                                         May 31, 1997       June 28, 1997     Pro Forma       Combined
                                                         (Historical -       (Historical -   Adjustments      Condensed
                                                           audited)            audited)      (Unaudited)     (Unaudited)
                                                           --------            --------      -----------     -----------
Revenue
   Product                                                    9,329             8,655                           17,984
   Service                                                    5,375             7,290                           12,665
                                                           -------------------------------------------------------------
Total Revenue                                                14,704            15,945             --            30,649

Cost of Sales
   Product                                                    6,133             1,115                            7,248
   Service                                                    3,761             2,068                            5,829
                                                           -------------------------------------------------------------
Total cost of sales                                           9,894             3,183             --            13,077
                                                           -------------------------------------------------------------

Gross Margin                                                  4,810            12,762             --            17,572

Research and development                                         --             2,870                            2,870

Selling, general and administrative                           4,657             7,240            776  A)        12,673
                                                           -------------------------------------------------------------

Income from operations                                          153             2,652           (776)            2,029

Interest expense                                                 --                --          1,101  B)         1,101

Gain on available-for-sale securities                         2,126                --                            2,126
                                                           -------------------------------------------------------------

Income from operations before income taxes                    2,279             2,652         (1,877)            3,054

Provision for income taxes                                       (3)            1,042         (1,001) C)            38
                                                           -------------------------------------------------------------

Net income                                                 $  2,282          $  1,610         $ (876)         $  3,016
                                                           ===========================================================

Basic net income per common share                          $   0.52                                           $   0.68
                                                           ===========                                       =========
Weighted average common shares outstanding                    4,410                                              4,410

Dilutive net income per common share                       $   0.50                                           $   0.67
                                                           ===========                                       =========
Weighted average common shares outstanding                    4,530                                              4,530

                                                   SOFTECH, INC. AND SUBSIDIARIES
                                            PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                                             FOR THE NINE MONTHS ENDED FEBRUARY 28, 1998


For the nine month period ended:
(in thousands, except per share data)
                                                                   SofTech             ADRA                          Pro Forma
                                                              February 28, 1998   March 31, 1998   Pro Forma         Combined
                                                                 (Historical -     (Historical -   Adjustments       Condensed
                                                                  (unaudited)      (unaudited)    (Unaudited)        (Unaudited)
                                                                  ----------        ----------     -----------       -----------
Revenue
   Product                                                            5,874           6,480                              12,354
   Service                                                            8,417           5,110                              13,527
                                                                 ----------------------------------------------          -------
Total Revenue                                                        14,291          11,590              --              25,881

Cost of Sales
   Product                                                            2,844             547                               3,391
   Service                                                            4,757           1,448                               6,205
                                                                 ----------------------------------------------          -------
Total cost of sales                                                   7,601           1,995              --               9,596
                                                                 ----------------------------------------------          -------
Gross Margin                                                          6,690           9,595              --              16,285

Research and development                                                 --           2,130              --               2,130

Selling, general and administrative                                   5,759           4,703             582 A)           11,044
                                                                 ----------------------------------------------         --------
Income from operations                                                  931           2,762            (582)              3,111

Interest expense                                                         --              --             826 B)              826

Gain on available-for-sale securities                                   253              --                                 253
                                                                 ----------------------------------------------         --------

Income from operations before income taxes                            1,184           2,762          (1,408)              2,538

Provision for income taxes                                              111           1,085            (553)C)              643
                                                                 ----------------------------------------------         --------
Net income                                                            1,073           1,677            (855)              1,895
                                                                 ==============================================         ========

Basic net income per common share                                  $   0.19                                              $ 0.34
                                                                 ==========                                             ========
Weighted average common shares outstanding                            5,515                                               5,515

Dilutive net income per common share                               $   0.18                                              $ 0.33
                                                                 ==========                                             ========
Weighted average common shares outstanding                            5,807                                               5,807

                                                   SOFTECH, INC. AND SUBSIDIARIES
                                             PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                       AS OF FEBRUARY 28, 1998


                                                                   SofTech          ADRA                      Pro Forma
                                                              February 28, 1998  April 30, 1998  Pro Forma    Combined
                                                                  (Historical -   (Historical -  Adjustments  Condensed
                                                                   unaudited)       audited)     (Unaudited)  (Unaudited)
                                                                  -----------      ---------    ------------  ----------
ASSETS
Cash                                                              $    106       $     --                     $    106

Available-for-sale securities                                           --             --                           --

Accounts receivable, net                                             4,910          3,548                        8,458

Unbilled costs and fees                                              2,207             --                        2,207

Inventory                                                               97             --                           97

Prepaid expenses and other assets                                      834             49                          883

Deferred income taxes                                                2,620                       (2,620) D)         --

Net assets (liabilities) of discontinued operations                   (200)            --                        (200)
                                                                 ------------------------------------------    -------
Total current assets                                                 7,954          6,217        (2,620)        11,551

Property and equipment, net                                          1,856            725          (200) E)      2,381

Goodwill, net                                                        3,893           --           1,638  E)      5,531

Other assets                                                         4,778             16        10,000  E)     14,794
                                                                 ------------------------------------------    -------
TOTAL ASSETS                                                      $ 18,481       $  6,958      $  8,818       $ 34,257
                                                                 ==========================================    =======
LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable, line of credit                                      $  2,464                     $    400  E)   $  2,864

Accounts payable                                                     3,378            698                        4,076

Accrued expenses                                                     1,702            794           760  E)      3,256

Income taxes payable                                                                  761          (761) D)         --

Deferred maintenance revenue                                         1,071          2,124                        3,195

Current portion of long term debt                                      145             --         1,500  E)      1,645
                                                                 ------------------------------------------    -------
Total current liabilities                                            8,760          4,377         1,899         15,036
                                                                 ------------------------------------------    -------
Long term debt, net of current portion                                 217             --         9,500  E)      9,717
                                                                 ------------------------------------------    -------
Stockholders' equity                                                 9,504          2,581        (2,581) E)      9,504
                                                                 ------------------------------------------    -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 18,481       $  6,958      $  8,818       $ 34,257
                                                                 ==========================================    =======


                         SOFTECH, INC. AND SUBSIDIARIES
                      NOTES TO PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (Unaudited)

The Pro Forma Combined Condensed Statement of Income for the year ended May 31, 1997 is derived from the historical audited financial statements of the Company included in the 1997 Annual Report on Form 10-K and the historical audited balance sheet as of April 28, 1998 and financial statements of ADRA for the fiscal year ended June 28, 1997, contained herein. The pro forma financial information includes adjustments to reflect the purchase of ADRA by SofTech on May 7, 1998 including the consideration paid and the resulting goodwill.

The Pro Forma Combined Condensed Financial Statements should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 1997 Annual Report on Form 10-K. The Pro Forma Combined Condensed Financial Statements do not purport to be indicative of financial position or results of operations if the acquisitions had been consummated on the dates indicated or which may be obtained in the future.

     Notes to pro forma financial statements:

A) To record the amortization of purchased software totaling $10,000,000 and goodwill of $1,640,000 over an estimated useful life of fifteen (15) years. Amortization is recorded on a straight line basis.
B) To record the estimated cost of borrowing $11,400,000 to finance the acquisition of ADRA at a weighted average interest rate of 9.7%.
C) To record the estimated income tax effects of the pro forma adjustments referred to in Notes A and B above, assuming a 40% tax rate and considering the use of SofTech's existing unutilized net operating losses and credit carryforwards.
D) To eliminate income tax assets and liabilities which were not acquired or assumed.
E) To record the excess of cost over historical carrying value of assets acquired resulting from the purchase price allocation as follows:

     Cash paid to seller at closing                            $ 7,000
     Cash paid to seller on July 1, 1998                         4,400
      Fees and expenses                                            560
                                                               -------
      Total purchase price                                     $11,960
                                                               =======

      Purchase price allocated to:
      Capitalized software costs                               $10,000
      Goodwill                                                   1,638
      Other assets and liabilities
         acquired or assumed
         in the transaction                                        322
                                                               -------
                                                               $11,960
                                                               =======

Item 7 ( c ) Exhibits.

2.1 The Asset Purchase Agreement, dated May 7, 1998, by and among SofTech, Inc., Adra Systems, Inc., Adra Systems, GmbH, and MatrixOne, Inc. was previously provided with the original current report on Form 8-K, filed May 22, 1998. Schedules to the Agreement were not filed but will be provided to the Commission supplementally upon request.

23.1 Consent of Ernst & Young L.L.P.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


SofTech, Inc.
Date:  July 20, 1998            /s/ Joseph P. Mullaney
                                By:   Joseph P. Mullaney
                                Its:  Vice President and Chief Financial Officer


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EXHIBIT INDEX

Exhibit
Number            Description

23.1              Consent of Ernst & Young LLP